Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-27339, 333-88518, 333-133597, 333-150741 and 333-179643) and S-3 (No. 333-168438) of Barnes Group Inc. of our reports dated October 28, 2013 relating to our audit for the year ended December 31, 2012 and reviews for the six-month periods ended June 30, 2013 and 2012 of the consolidated financial statements of Otto Männer Holding AG included in this Current Report on Form 8-K/A.

/s/Bansbach Schübel Brösztl & Partner GmbH

Wirtschaftsprüfungsgesellschaft
Steuerberatungsgesellschaft

Freiburg, 14 January 2014

Schell Eichin

Wirtschaftsprüfer             Wirtschaftsprüferin
(German Public Auditor)             (German Public Auditor)